UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2007

ESCHELON TELECOM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50706	41-1843131
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Second Avenue
Minneapolis, MN	55402
(Address of Principal Executive	(Zip Code)
Offices)

Registrant’s telephone number, including area code: (612) 376-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Merger Agreement

On March 19, 2007, Eschelon Telecom, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Integra Telecom Holdings, Inc. an Oregon corporation (“Integra”), and ITH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Integra (the “Merger Sub”).  Pursuant to the Merger Agreement, the Merger Sub will be merged with and into the Company, with the Company continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Integra (the “Merger”).  At the effective time of the Merger, each outstanding share of the Company’s common stock, other than shares owned by stockholders (if any) who properly exercise appraisal rights under Delaware law, will be converted into the right to receive $30.00 in cash, less applicable withholding taxes (if any).  In addition, at the effective time of the Merger, each outstanding option to purchase the Company’s common stock whether vested or unvested at the effective time of the Merger will be converted into a right to receive a cash payment equal to the difference between $30.00 and the exercise price of such option. Shares of restricted stock outstanding shall become fully vested immediately prior to the effective time of the Merger.

Integra has indicated to the Company that it expects to fund the purchase price through a $1,250 million debt financing commitment provided by Deutsche Bank Trust Company Americas, Morgan Stanley Senior Funding, Inc., CIBC Inc., Deutsche Bank Securities Inc. and CIBC World Markets Corp. The funding of the debt financing commitment is not a condition to the closing of the Merger.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Integra, including, among others, covenants by the Company (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of the Company has adopted a resolution recommending adoption of the Merger Agreement and approval of the transactions contemplated thereby by its stockholders and has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. The Company has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

The consummation of the Merger is subject to customary conditions, including (i) requisite approvals of the Company’s stockholders, (ii) receipt of regulatory approvals, and (iii) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to an overall material adverse effect qualification, the accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants.

The Merger Agreement contains certain termination rights for both the Company and Integra and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company or Integra, as the case may be, may be required to pay the other party a termination fee of $16,770,000 and the Company may be required to pay Integra’s expenses up to $2,000,000.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and Integra. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference in its entirety.

Voting Agreement

In connection with the execution of the Merger Agreement, Bain Capital Fund VI, L.P., Wind Point Partners IV, L.P., and certain executive officers of the Company (the “Stockholders”), together owning approximately 41.32% of the Company’s common stock, have entered into a voting agreement with the Company and Integra, dated as of the date of the Merger Agreement (the “Voting Agreement”), pursuant to which, among other things, the Stockholders have agreed to vote all of their shares of the Company’s common stock in favor of the Merger Agreement and any other transactions contemplated by the Merger Agreement. The Voting Agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger, (ii) the date of termination of the Merger Agreement in accordance with its terms, (iii) the occurrence of a Company Adverse Recommendation Change (as that term is defined in the Merger Agreement) pursuant to the terms of the Merger Agreement, and (iii) the delivery of written notice of termination by a Stockholder to Integra, following any amendment to the Merger Agreement effected without the prior written consent of the Stockholder which would reduce or change the form of consideration to be paid in the Merger or otherwise be materially adverse to such Stockholder.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Integra, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  Free copies of the Proxy Statement, when available, may also be obtained from the Company and free copies of the Company’s other filings with the SEC may also be obtained from the Company.  Free copies of the Company filings may be obtained by sending a written request to Investor Relations, Eschelon Telecom, Inc. 730 Second Ave. Minneapolis, MN 55402.  In addition, investors and security holders may access copies of the documents filed with the SEC by the Company on its website at www.eschelon.com, under the links “Investor Relations—SEC Filings” when they become available.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of the Company is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 12, 2007. Investors and security holders can obtain free copies of these documents from the Company using the contact information set forth above.  Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC in connection with the merger agreement and will be available free of charge as indicated above.

Item 5.01.                                          Changes in the Control of Registrant.

If the Merger is consummated, there will be a change in control of the Company.  See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007	ESCHELON TELECOM, INC.

	By:	/s/ RICHARD A. SMITH
	Name:	Richard A. Smith
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 19, 2007, among Integra Telecom Holdings, Inc., ITH Acquisition Corp. and Eschelon Telecom, Inc.(1)
10.1	Voting Agreement dated March 19, 2007 among Integra Telecom Holdings, Inc., Eschelon Telecom, Inc., Bain Capital Fund VI, L.P., Wind Point Partners IV, L.P. and the other stockholders party thereto
99.1	Press Release dated March 20, 2007
99.2	Press Release dated March 20, 2007

(1) The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.